EXHIBIT 21
                           ROBERTSON-CECO CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                                DECEMBER 31, 1993

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                                        JURISDICTION
COMPANY                                 OF INCORPORATION
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Subsidiaries of the registrant included in the
respective consolidated financial statements:

                         DOMESTIC

Ceco Dallas Co.                              Texas
Ceco Houston Co.                             Texas
Ceco San Antonio Co.                         Texas
Kroy Manufacturing Co.                       Delaware
RHH Industries, Inc.                         Delaware
Quantum Constructors, Inc.                   Delaware
M C Durham Co.                          North Carolina
M C Windsor Co.                              Arkansas
Meyerland Co.                           Colorado
Robertson-Ceco Industries, Inc.              Delaware
Robertson-Ceco Enterprises, Inc.             Delaware
RPM Erectors, Inc.                      California

                         FOREIGN

H. H. Robertson, Inc.                        Ontario
H. H. Robertson Asia/Pacific Pte. Ltd.       Singapore
H. H. Robertson (Australia) Pty Ltd               Australia
H. H. Robertson Hong Kong Ltd.               Hong Kong
H. H. Robertson Singapore Pte Ltd            Singapore
Robertson Nederland B.V. (a)                 Holland
Robertson Espanola S.A. (a)                  Spain
Robertson Nordisk A/S (a)                    Norway




Unlisted subsidiaries, considered in the aggregate, do not constitute a significant subsidiary.


(a) During the third quarter of 1994, the Registrant decided to exit its European Operations (see Note 2 to the Consolidated Financial Statements).